Exhibit 10.8

GREEN PLAINS HOLDINGS LLC

DIRECTOR COMPENSATION PROGRAM

Effective June 9, 2015

ANNUAL CASH RETAINER: $60,000, payable in 4 quarterly installments at the end of each calendar quarter of service (or portion thereof).

SHARE AWARDS:

•	Annual grant of $80,000 of equity grants. Form of grant restricted units, etc. to be finalized by Board of Directors of Green Plains Holdings LLC (the Board).
•	Equity award will vest one year from grant.
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Awards will be made initially following the launch of the initial public offering, and thereafter, on the later of two business days following the annual meeting or the first quarter earnings release (with equity awards being issued at the beginning of each fiscal year term).

ADDITIONAL RETAINERS:

•	Conflicts Committee Chair $5,000
•	Audit Committee Chair $10,000

OUT OF POCKET EXPENSES:  Reimbursement of actual expenses for meetings and attendance at other board service events

EXECUTIVES:  Serving as directors will receive no director compensation or awards

STOCK OWNERSHIP GUIDELINES:  To be reviewed by the Board